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                                                                    EXHIBIT 21.3


                       LIST OF SUBSIDIARIES AND AFFILIATES
                                       OF
                          THE BOSTON BEER COMPANY, INC.
                                      AS OF
                                 MARCH 31, 2002




Boston Beer Corporation
(a Massachusetts corporation)

Boston Brewing Company, Inc.
(a Massachusetts corporation)

Samuel Adams Brewery Company, Ltd.
(an Ohio limited liability company)

SABC Realty, Ltd.
(an Ohio limited liability company)

Malt Holdings Business Trust
(a Massachusetts business trust)

Hops Financial Holdings Business Trust
(a Massachusetts business trust)